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                                                                      EXHIBIT 16

                             HJ & Associates, L.L.C.
                                  Key Bank Tower
                         50 South Main Street, Suite 1450
                             Salt Lake City, UT 84144
                               Phone (801) 328-4408
                                Fax (801) 328-4461


August 6, 2003

Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

We have read Item 4 of the Form 8-K Current Report dated August 6, 2003 of American Dairy, Inc. and are in agreement with the statements contained in the first, second and third paragraphs of that Item. We have no basis to agree or disagree with any other statements of Americna Diary, Inc. contained therein.

                                                       Very truly yours,

                                                       HJ & Associates, L.L.C.